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                                                                    Exhibit 12.1

                         Avalon Cable of Michigan LLC
                         ----------------------------
                      Computation of Ratio of Earnings to
                                 Fixed Charges

                                                                 For the
                                                               three months
                                                           ended March 31, 1999
                                                           --------------------

Pre-Tax income (loss) from continuing operations                        (18)
                                                               ============

Adjustments to net income (loss)
--------------------------------
Interest Expense                                                        564
Rent Expense                                                             14
                                                               ------------
   Total Fixed Charges                                                  578
                                                               ============

Income from operations plus Fixed Charges                               560
                                                               ------------

Ratio of earnings to fixed charges                                       --
Amount of the deficiency of earnings to fixed charges                    18